UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2007

Live Nation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9348 Civic Center Drive, Beverly Hills, California		90210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-867-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The Board of Directors (the "Board") of Live Nation, Inc. (the "Company") has determined that the Company’s 2007 Annual Meeting of Stockholders (the "Annual Meeting") will be held on May 11, 2007, at a place and time to be announced in the Company’s 2007 notice of annual meeting and proxy statement (the "2007 Proxy Statement"). Stockholders of record at the close of business on March 19, 2007 (the record date established by the Board) will be entitled to notice of and to vote at the Annual Meeting.

Stockholder proposals to be considered for inclusion in the 2007 Proxy Statement must (i) be received by the Company at its principal executive offices on or before February 19, 2007, and (ii) comply with all applicable Securities and Exchange Commission rules and regulations, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any such proposals not received by this deadline will be untimely and not included in the 2007 Proxy Statement.

Notice of (i) stockholder proposals to be brought before the Annual Meeting, without inclusion in the 2007 Proxy Statement, and (ii) stockholder nominations of director candidates, must each be received by the Company at its principal executive offices on or before February 19, 2007. Any notice not received by this deadline will be untimely and such proposal or stockholder nomination will not be brought before the Annual Meeting or considered by the Board, as the case may be. Pursuant to Rule 14a-4 of the Exchange Act, the foregoing deadline will also apply in determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation, Inc.

January 25, 2007	By:	Kathy Willard

Name: Kathy Willard
Title: Executive Vice President and Chief Accounting Officer